Exhibit 5.1

Jolie Kahn, Esq.
33 Edgewood
Locust Valley, NY 11560
(516) 217-6379

September 15, 2017

Aethlon Medical, Inc.

9635 Granite Ridge Drive, Suite 100

San Diego, California 92123

Ladies and Gentlemen:

I have acted as counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of 4,777,070 shares of common stock of the Company, par value $0.001 per share (the “Shares”) and 4,777,070 warrants to purchase common stock (the “Warrants”) and the shares of common stock of the Company issuable from time to time upon exercise of the Warrants (the “Warrant Shares”); and any pre-funded warrants to purchase shares (the “Pre-funded Warrants”) and any shares issuable upon exercise of the Pre-funded Warrants (the “Pre-Funded Warrant Shares”; the Shares, Warrants,Warrant Shares, Pre-funded Warrants and Pre-funded Warrant Shares are collectively referred to herein as the “Securities”), issued by the Company. The Securities are to be sold by Company pursuant to a Engagement Agreement (the “Engagement Agreement”) entered into by and between the Company and H.C. Wainwright & Co., LLC the form of which is to be filed as Exhibit 1.1 to the Registration Statement. The Company is also registering warrants to purchase shares of common stock of the Company to be issued to the placement agent as additional compensation pursuant to the Engagement Agreement (the “Placement Agent’s Warrant”), as well as the shares of Common Stock issuable upon exercise of the Placement Agents’s Warrant (the “Placement Agent’s Warrant Shares”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s by-laws, as amended to date, and (iv) certain resolutions of the Board of Directors of the Company. I have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as I have deemed necessary or appropriate, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed and have not verified (i) the genuineness of the signatures on all documents that I have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.   the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Engagement Agreement, will be validly issued, fully paid and nonassessable;

2.   the Warrants and Pre-Funded Warrants have been duly authorized for issuance, and, when issued, delivered and paid for in accordance with the terms of the Engagement Agreement, will be validly issued and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability;

3.   the Warrant Shares and Pre-Funded Warrant Shares have been duly authorized, and when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and Warrants, will be validly issued, fully paid and non-assessable;

4.   the Placement Agent’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Engagement Agreement, will be validly issued and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability; and

September 15, 2017

5.   the Placement Agent’s Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Placement Agent’s Warrant, will be validly issued, folly paid and non-assessable.

I express no opinion other than as to the federal laws of the United States of America and the Nevada Corporation Law (Chapter 78 of the Nevada Revised Statutes, as amended, and including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting the forgoing). I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, I do not admit that I am an “expert” under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Registration Statement.

Very truly yours,

/s/ Jolie G. Kahn, Esq.